SUPPLEMENT
(To Prospectus Supplement dated January 29, 2004
to Prospectus dated January 27, 2004)


                           $219,588,647 (Approximate)
                     STRUCTURED ASSET SECURITIES CORPORATION
               Mortgage Pass-Through Certificates, Series 2004-5H


     Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated January 29, 2004 (the "Prospectus Supplement"), the "Interest Rate" of 3.46% on the Class A1 Certificates set forth on pages S-2 and S-17 is hereby deleted and replaced with 3.55%.

     In addition, the initial Class Notional Amount of the Class A-IO2 Certificates of $231,186,840 set forth on page S-18 is hereby deleted and replaced with $223,541,070.

     Furthermore, the table set forth on page S-47 under the heading "Pre-Tax Yield to Maturity of the Class A-IO2 Certificates" is hereby deleted and replaced as follows:

                                                                   Percentage of Prepayment Assumption
                                                  ------------------------------------------------------------------
                                                    0%             50%          100%          150%             200%
                                                  ------         ------        ------        ------          -------
   Yield ..................................       154.08%        118.13%        74.03%        24.78%         (23.61)%
   Weighted Average Life in Years .........        13.14           2.95          1.51          0.97            0.70

------------
* Corporate bond equivalent basis


     All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.


                               -------------------

                The date of this Supplement is February 2, 2004.